Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Fourth Quarter 2023 Operating Results*
CHICAGO, February 1, 2024 — Kemper Corporation (NYSE: KMPR) reported net income of $51.4 million, or $0.80 per diluted share, for the fourth quarter of 2023, compared to a net loss of $53.3 million, or $(0.84) per share, for the fourth quarter of 2022.

Adjusted Consolidated Net Operating Income1 was $50.5 million, or $0.78 per diluted share, for the fourth quarter of 2023, compared to Adjusted Consolidated Net Operating Loss1,2 of $23.5 million, or $(0.36) per share, for the fourth quarter of 2022.
Key themes of the quarter include:
•Specialty P&C underlying combined ratio improved 2.3% sequentially to 98.2%
•Life business continues to produce stable earnings
•Parent liquidity increased to $1.1 billion, up $325 million from prior quarter; insurance companies remain well capitalized
•Achieved multi-year target of $150 million in expense savings in first year of program
•Bermuda optimization generated approximately $330 million of dividends to parent

“I’m pleased we closed 2023 with a return to profitability and we are clearly on the path to return to target margins in 2024,” said Joseph P. Lacher, Jr., President, CEO and Chairman. “The benefits from our planned profit actions have generated improvement in our Specialty P&C underlying combined ratio for three consecutive quarters. The strategic initiatives we completed during the quarter exceeded expectations, significantly increasing liquidity and strengthening our low-cost operating platform. With these solid results, we are transitioning to the next phase of our journey and are focused on a thoughtful balance between continued improvement in underwriting profitability and new business generation to optimize long-term profitable growth.”

*NOTE: In third quarter 2023, the Company finalized the establishment of Kemper Reciprocal, an Illinois-domiciled reciprocal insurance exchange that began writing policies in September 2023. The results of Kemper Reciprocal are consolidated under US GAAP.

Unless specified otherwise, discussion of our fourth quarter 2023 results is focused on net income attributable to Kemper Corporation common shareholders, which does not include financial results from Kemper Reciprocal that are presented within the consolidated financial results in this release.
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.
2 The Company has recast all prior period results to reflect a change in the Adjusted Consolidated Operating Net Income (Loss) calculation to exclude the results of the Preferred Insurance business that we expect to fully exit (referred to as "Non-Core Operations"). The results of this business were previously reported as a reportable segment. Prior period amounts have been recast to reflect the change in reportable segments and the new segment measure of profitability.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]
Net Income (Loss)	$51.4	$(53.3)	$(272.1)	$(286.6)
Adjusted Consolidated Net Operating Income (Loss) [1,2]	$50.5	$(23.5)	$(47.2)	$(116.4)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Loss	$(8.3)	$(6.4)	$(76.4)	$(62.6)

Diluted Net Income (Loss) Per Share From:
Net Income (Loss)	$0.80	$(0.84)	$(4.25)	$(4.50)
Adjusted Consolidated Net Operating Income (Loss)[1,2]	$0.78	$(0.36)	$(0.74)	$(1.82)

Impact of Catastrophe Losses and Related LAE on Net Loss Per Share	$(0.16)	$(0.10)	$(1.51)	$(0.98)

[3] This press release recasts previously reported financial information for the provisions of Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts and related amendments” (“LDTI”) adopted as of January 1, 2023, with a transition date of January 1, 2021, under the modified retrospective method.

Revenues
Total revenues for the fourth quarter of 2023 decreased $187.4 million, or 13.6 percent, to $1,187.2 million, compared to the fourth quarter of 2022, mostly driven by $116.0 million of reduced Specialty P&C earned premiums due to continued lower new business writings, partially offset by higher average earned premium per exposure from rate increases. The decrease in total revenues was also driven by $58.6 million of lower Life earned premiums mostly due to the disposition of Kemper Health that was completed in December 2022, and the annual review and update of assumptions under LDTI for deferred profit liability.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]
Segment Adjusted Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$45.3	$(35.1)	$(57.1)	$(147.4)
Life Insurance	15.0	23.0	51.8	68.8
Total Segment Adjusted Net Operating Income (Loss)	60.3	(12.1)	(5.3)	(78.6)
Corporate and Other Adjusted Net Operating Loss	(9.9)	(11.4)	(42.1)	(37.8)
Less: Net Loss Attributable to Noncontrolling Interest	(0.1)	—	(0.2)	—
Adjusted Consolidated Net Operating Income (Loss)[1,2]	50.5	(23.5)	(47.2)	(116.4)
Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.8)	—	3.7	(63.1)
Net Realized Investment Gains (Losses)	15.6	3.1	(14.7)	3.4
Impairment Losses	(1.0)	(2.9)	(0.9)	(20.4)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(14.4)	(29.1)	(95.0)	(61.3)
Debt Extinguishment, Pension Settlement and Other Charges	—	—	(55.5)	(2.9)
Goodwill Impairment Charge	—	—	(45.5)	—
Non-Core Operations	2.5	(0.9)	(17.0)	(25.9)
Net Income (Loss) Attributable to Kemper Corporation	$51.4	$(53.3)	$(272.1)	$(286.6)
The Specialty Property and Casualty Insurance segment reported adjusted net operating income of $45.3 million for the fourth quarter of 2023, compared to an adjusted net operating loss of $35.1 million in the fourth quarter of 2022. Results increased due primarily to an improvement in the Underlying Combined Ratio1 and the absence of adverse prior year loss and LAE development. The segment’s Underlying Combined Ratio was 98.2 percent compared to 107.8 percent in the fourth quarter of 2022. The improvement was primarily driven by higher average earned premiums per exposure resulting from rate increases and lower underlying claim frequency.

The Life Insurance segment reported net operating income of $15.0 million for the fourth quarter of 2023, compared to a net operating income of $23.0 million in the fourth quarter of 2022. The decrease in adjusted net operating income was primarily due to lower Net Investment Income driven by lower returns from equity method limited liability investments and lower income from company-owned life insurance.

Capital
Total Shareholders’ Equity at year-end 2023 was $2,505.2 million, a decrease of $165.4 million, or 6 percent, since year-end 2022 primarily driven by the net loss for the year, partially offset by a decrease in net unrealized losses on our fixed income portfolio. Kemper and its direct non-insurance subsidiaries ended the year with cash and investments of $464.5 million, and $393.0 million of available borrowing capacity under the revolving credit agreement.

On October 31, 2023, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $20.2 million. The dividend was paid on November 30, 2023, to its shareholders of record as of November 14, 2023.
Kemper ended the year with a book value per share of $39.08, a decrease of 6 percent from $41.79 at the end of 2022. Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits1 was $44.90, compared to $49.23 at the end of 2022.

Unaudited Condensed Consolidated Statements of Income (Loss) for the three months and year ended December 31, 2023 and 2022 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]
Revenues:
Earned Premiums (Changes in Deferred Profit Liability for the Three Months and Year Ended: 2023 - $32.6 and $84.2; 2022 - $3.4 and $60.2)	$1,063.8	$1,264.9	$4,529.4	$5,213.4
Net Investment Income	104.6	106.3	419.7	422.6
Change in Value of Alternative Energy Partnership Investments[4]	0.6	1.3	2.9	(19.9)
Other Income	1.9	1.9	7.2	9.2
(Loss) Income from Change in Fair Value of Equity and Convertible Securities	(2.2)	—	4.7	(79.9)
Net Realized Investment Gains (Losses)	19.7	3.9	(18.6)	4.3
Impairment Losses	(1.2)	(3.7)	(1.1)	(25.8)
Total Revenues	1,187.2	1,374.6	4,944.2	5,523.9
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses (Changes in Liability for Future Policyholder Benefits for the Three Months and Year Ended: 2023 - $24.9 and $33.5; 2022 - $(9.9) and $12.0)	808.1	1,073.0	3,820.0	4,432.6
Insurance Expenses	258.0	288.0	1,052.4	1,201.0
Loss from Early Extinguishment of Debt	—	—	—	3.7
Interest and Other Expenses	57.6	86.5	369.3	257.6
Goodwill Impairment	—	—	49.6	—
Total Expenses	1,123.7	1,447.5	5,291.3	5,894.9
Income (Loss) before Income Taxes	63.5	(72.9)	(347.1)	(371.0)
Income Tax (Expense) Benefit	(12.2)	19.6	74.8	84.4
Net Income (Loss)	$51.3	$(53.3)	$(272.3)	$(286.6)
Less: Net Loss Attributable to Noncontrolling Interest	(0.1)	—	(0.2)	—
Net Income (Loss) Attributable to Kemper Corporation	$51.4	$(53.3)	$(272.1)	$(286.6)

Net Income (Loss) Per Unrestricted Share:
Basic	$0.80	$(0.84)	$(4.25)	$(4.50)
Diluted	$0.80	$(0.84)	$(4.25)	$(4.50)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	64,088.3	63,888.1	64,025.6	63,825.5
Unrestricted Shares and Equivalent Shares - Diluted	64,566.0	63,888.1	64,025.6	63,825.5

Dividends Paid to Shareholders Per Share	$0.31	$0.31	$1.24	$1.24
4 Income related to Changes in Value of Alternative Energy Partnership Investments was $0.6 million for the three months ended December 31, 2023, compared to income of $1.3 million for the same period in 2022. Tax benefits related to the Alternative Energy Partnership Investments was $0.1 million for the three months ended December 31, 2023, compared to tax expense of $0.0 million for the same period in 2022. This resulted in net income of $0.7 million and net income of $1.3 million attributable to Alternative Energy Partnership Investments for the three months ended December 31, 2023 and 2022, respectively.

Income related to Changes in Value of Alternative Energy Partnership Investments was $2.9 million for the year ended December 31, 2023, compared to a loss of $19.9 million for the same period in 2022. Tax expense related to the Alternative Energy Partnership Investments was $0.5 million for the year ended December 31, 2023, compared to tax benefit of $8.0 million for the same period in 2022. This resulted in net income of $2.4 million and a net loss of $11.9 million attributable to Alternative Energy Partnership Investments for the year ended December 31, 2023 and 2022, respectively.

Unaudited business segment revenues for the three months and year ended December 31, 2023 and 2022 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$699.3	$830.4	$2,977.8	$3,496.7
Commercial Automobile	166.3	151.2	654.7	549.7
Total Earned Premiums	865.6	981.6	3,632.5	4,046.4
Net Investment Income	42.6	37.9	168.3	140.7
Change in Value of Alternative Energy Partnership Investments	0.3	0.7	1.6	(9.9)
Other Income	1.3	1.0	4.5	6.0
Total Specialty Property & Casualty Insurance Revenues	909.8	1,021.2	3,806.9	4,183.2
Life Insurance:
Earned Premiums:
Life[1]	67.3	99.0	319.2	352.8
Accident & Health	5.6	31.4	23.1	168.2
Property	11.1	12.2	45.3	50.5
Total Earned Premiums	84.0	142.6	387.6	571.5
Net Investment Income	47.1	52.6	193.4	216.5
Change in Value of Alternative Energy Partnership Investments	0.1	0.3	0.7	(5.3)
Other Income (Loss)	0.2	0.2	(0.2)	(0.6)
Total Life Insurance Revenues	131.4	195.7	581.5	782.1
Total Segment Revenues	1,041.2	1,216.9	4,388.4	4,965.3
(Loss) Income from Change in Fair Value of Equity and Convertible Securities	(2.2)	—	4.7	(79.9)
Net Realized Investment Gains (Losses)	19.7	3.9	(18.6)	4.3
Impairment Losses	(1.2)	(3.7)	(1.1)	(25.8)
Non-Core Operations	126.7	154.5	558.4	640.5
Other	3.0	3.0	12.4	19.5
Total Revenues	$1,187.2	$1,374.6	$4,944.2	$5,523.9

[1] Earned premiums were impacted by changes in deferred profit liability related to the annual review and assumptions update under LDTI that decreased earned premiums by $15.0 million in fourth quarter and full year 2023 and increased earned premiums by $12.7 million in fourth quarter and full year 2022.

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Dec 31, 2023	Dec 31, 2022[3]
Assets:
Investments:
Fixed Maturities at Fair Value	$6,881.9	$6,894.8
Equity Securities at Fair Value	225.8	243.2
Equity Method Limited Liability Investments	221.7	217.0
Alternative Energy Partnership Investments	17.3	16.3
Short-term Investments at Cost which Approximates Fair Value	520.9	278.4
Company-Owned Life Insurance	513.5	586.5
Loans to Policyholders	281.2	283.4
Other Investments	241.9	269.9
Total Investments	8,904.2	8,789.5
Cash	64.1	212.4
Receivables from Policyholders	959.5	1,286.6
Other Receivables	200.5	262.6
Deferred Policy Acquisition Costs	591.6	635.6
Goodwill	1,250.7	1,300.3
Current Income Tax Assets	64.5	167.6
Deferred Income Tax Assets	210.4	129.0
Other Assets	492.6	530.0
Assets of Consolidated Variable Interest Entity
Fixed Maturities at Fair Value	1.7	—
Short-term Investments at Cost which Approximates Fair Value	2.0	—
Receivables from Policyholders	0.7	—
Deferred Policy Acquisition Costs	0.1	—
Deferred Income Tax Assets	0.1	—
Total Assets	$12,742.7	$13,313.6
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,422.4	$3,276.2
Property & Casualty	2,680.5	2,756.9
Total Insurance Reserves	6,102.9	6,033.1
Unearned Premiums	1,300.8	1,704.4
Policyholder Contract Liabilities	655.7	701.3
Deferred Income Tax Liabilities	50.6	—
Accrued Expenses and Other Liabilities	737.7	817.3
Long-term Debt, Current and Non-current, at Amortized Cost	1,389.2	1,386.9
Liabilities of Consolidated Variable Interest Entity
Unearned Premiums	0.5	—
Accrued Expenses and Other Liabilities	0.3	—
Total Liabilities	10,237.7	10,643.0
Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,845.3	1,812.7
Retained Earnings	1,014.3	1,366.4
Accumulated Other Comprehensive Loss	(360.8)	(514.9)
Total Kemper Corporation Shareholders’ Equity	2,505.2	2,670.6
Noncontrolling Interest	(0.2)	—
Total Shareholders’ Equity	2,505.0	2,670.6
Total Liabilities and Shareholders’ Equity	$12,742.7	$13,313.6

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022

Results of Operations
Net Premiums Written	$719.7	$922.3	$3,305.4	$3,934.4

Earned Premiums	$865.6	$981.6	$3,632.5	$4,046.4
Net Investment Income	42.6	37.9	168.3	140.7
Change in Value of Alternative Energy Partnership Investments	0.3	0.7	1.6	(9.9)
Other Income	1.3	1.0	4.5	6.0
Total Revenues	909.8	1,021.2	3,806.9	4,183.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	673.1	859.3	2,974.5	3,569.2
Catastrophe Losses and LAE	2.5	(0.1)	34.5	23.0
Prior Years:
Non-catastrophe Losses and LAE	(0.2)	10.2	135.2	(14.6)
Catastrophe Losses and LAE	0.1	(0.1)	(2.3)	0.6
Total Incurred Losses and LAE	675.5	869.3	3,141.9	3,578.2
Insurance Expenses	177.7	198.4	741.3	801.9
Segment Adjusted Operating Income (Loss)	56.6	(46.5)	(76.3)	(196.9)
Income Tax (Expense) Benefit	(11.3)	11.4	19.2	49.5
Total Segment Adjusted Net Operating Income (Loss)	$45.3	$(35.1)	$(57.1)	$(147.4)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	77.7%	87.6%	82.0%	88.2%
Current Year Catastrophe Losses and LAE Ratio	0.3	—	0.9	0.6
Prior Years Non-catastrophe Losses and LAE Ratio	—	1.0	3.7	(0.4)
Prior Years Catastrophe Losses and LAE Ratio	—	—	(0.1)	—
Total Incurred Loss and LAE Ratio	78.0	88.6	86.5	88.4
Insurance Expense Ratio	20.5	20.2	20.4	19.8
Combined Ratio	98.5%	108.8%	106.9%	108.2%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	77.7%	87.6%	82.0%	88.2%
Insurance Expense Ratio	20.5	20.2	20.4	19.8
Underlying Combined Ratio[1]	98.2%	107.8%	102.4%	108.0%

Non-GAAP Measure Reconciliation
Combined Ratio	98.5%	108.8%	106.9%	108.2%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.3	—	0.9	0.6
Prior Years Non-catastrophe Losses and LAE Ratio	—	1.0	3.7	(0.4)
Prior Years Catastrophe Losses and LAE Ratio	—	—	(0.1)	—
Underlying Combined Ratio[1]	98.2%	107.8%	102.4%	108.0%

Unaudited selected financial information for the Life Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]

Results of Operations
Earned Premiums	$84.0	$142.6	$387.6	$571.5
Net Investment Income	47.1	52.6	193.4	216.5
Change in Value of Alternative Energy Partnership Investments	0.1	0.3	0.7	(5.3)
Other Income (Loss)	0.2	0.2	(0.2)	(0.6)
Total Revenues	131.4	195.7	581.5	782.1
Policyholders’ Benefits and Incurred Losses and LAE	40.5	88.1	243.4	360.8
Insurance Expenses	71.0	81.1	275.8	343.3
Segment Adjusted Operating Income	19.9	26.5	62.3	78.0
Income Tax Expense	(4.9)	(3.5)	(10.5)	(9.2)
Total Segment Adjusted Net Operating Income	$15.0	$23.0	$51.8	$68.8
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss)1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) Attributable to Kemper Corporation the after-tax impact of:
(i) (Loss) Income from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension Settlement and Other Charges;
(vi) Goodwill Impairment Charges;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss) Attributable to Kemper Corporation. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income (Loss)1 for the three and twelve months ended December 31, 2023 or 2022.

Kemper believes that Adjusted Consolidated Net Operating Income (Loss)1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. (Loss) Income from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains (Losses) and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process.

Goodwill impairment charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net Income (Loss) Attributable to Kemper Corporation to Adjusted Consolidated Net Operating Income (Loss)1 for the three and twelve months ended December 31, 2023 and 2022 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]
Net Income (Loss) Attributable to Kemper Corporation	$51.4	$(53.3)	$(272.1)	$(286.6)
Less Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.8)	—	3.7	(63.1)
Net Realized Investment Gains (Losses)	15.6	3.1	(14.7)	3.4
Impairment Losses	(1.0)	(2.9)	(0.9)	(20.4)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(14.4)	(29.1)	(95.0)	(61.3)
Debt Extinguishment, Pension Settlement and Other Charges	—	—	(55.5)	(2.9)
Goodwill Impairment Charge	—	—	(45.5)	—
Non-Core Operations	2.5	(0.9)	(17.0)	(25.9)
Adjusted Consolidated Net Operating Income (Loss)[1,2]	$50.5	$(23.5)	$(47.2)	$(116.4)
Diluted Adjusted Net Operating Income (Loss) Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Net Operating Income (Loss)1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Loss Per Unrestricted Share.
A reconciliation of Diluted Net Income (Loss) Per Unrestricted Share to Diluted Adjusted Net Operating Income (Loss) Per Unrestricted Share1 for the three and twelve months ended December 31, 2023 and 2022 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]
Diluted Net Income (Loss) Per Unrestricted Share	$0.80	$(0.84)	$(4.25)	$(4.50)
Less Net (Loss) Income Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(0.03)	—	0.06	(0.99)
Net Realized Investment Gains (Losses)	0.24	0.05	(0.23)	0.05
Impairment Losses	(0.01)	(0.05)	(0.01)	(0.32)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.22)	(0.46)	(1.49)	(0.96)
Debt Extinguishment, Pension Settlement and Other Charges	—	—	(0.87)	(0.05)
Goodwill Impairment Charge	—	—	(0.71)	—
Non-Core Operations	0.04	(0.02)	(0.26)	(0.41)
Diluted Adjusted Net Operating Income (Loss) Per Unrestricted Share[1,2]	$0.78	$(0.36)	$(0.74)	$(1.82)

Return on Tangible Shareholders' Equity1 is a calculation that uses a non-GAAP financial Measure. It is calculated by dividing the period’s net income attributable to Kemper Corporation by the average shareholders’ equity excluding net unrealized gains and losses on fixed maturities, the change in discount rate on future life policyholder benefits and goodwill. Return on Shareholder’s Equity is the most directly comparable GAAP measure. We use this non-GAAP measure to identify and analyze the change in performance attributable to management efforts between periods. The Company believes this non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of Return on Shareholders’ Equity to Return on Shareholders' Equity Excluding Net Unrealized Gains and Losses on Fixed Maturities, the Change in Discount Rate on Future Life Policyholder Benefits and Goodwill is presented below:

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2023	Dec 31, 2022[3]	Dec 31, 2023	Dec 31, 2022[3]

Numerator:
Annualized Net Income (Loss) Attributable to Kemper Corporation	$205.6	$(213.2)	$(272.1)	$(286.6)

Denominator:
Average Shareholders' Equity[2]	$2,433.3	$2,682.6	$2,539.2	$2,861.6

Less: Average Net Unrealized Gains and Losses on Fixed Maturities	716.9	749.7	673.1	296.6
Less: Average Change in Discount Rate on Future Life Policyholder Benefits	(286.7)	(256.9)	(232.6)	145.9
Less: Average Goodwill	(1,250.7)	(1,299.6)	(1,270.5)	(1,307.0)
Average Tangible Shareholders' Equity[2]	$1,612.8	$1,875.8	$1,709.2	$1,997.1

Return on Shareholders' Equity:
Return on Shareholders' Equity	8.4%	(7.9)%	(10.7)%	(10.0)%
Return on Tangible Shareholders' Equity[1]	12.7%	(11.4)%	(15.9)%	(14.4)%

[2] Average shareholders' equity and average tangible shareholders’ equity for the three months ended is the simple average of the beginning and ending balances for the period. Average shareholders’ equity and average tangible shareholders’ equity on a year-to-date basis is the (a) the sum of the balance at the beginning of the year and the ending balance for each quarter within that year divided by (b) the number of quarters in the period presented plus one.

Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.
Book Value Per Share Excluding Net Unrealized Gains and Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities and the change in discount rate on future life policyholder benefits by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities and the change in discount rate on future life policyholder benefits in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains and Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits1 and Book Value Per Share at December 31, 2023 and December 31, 2022 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2023	Dec 31, 2022[3]
Shareholders’ Equity	$2,505.2	$2,670.6
Less: Net Unrealized Losses on Fixed Maturities	(533.8)	(716.8)
Less: Change in Discount Rate on Future Life Policyholder Benefits	160.6	241.1
Kemper Corporation Shareholders’ Equity Excluding Net Unrealized Losses on Fixed Maturities and Change in Discount Rate on Future Life Policyholder Benefits[1]	$2,878.4	$3,146.3
Conference Call
Kemper will host its conference call to discuss fourth quarter 2023 results on Thursday, February 1, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 888.259.6580, conference ID 47100078. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the fourth quarter of 2023, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto and Life brands. Kemper serves over 4.9 million policies, is represented by approximately 23,700 agents and brokers, and has approximately 8,100 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.
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Contacts
Investors: Karen Guerra	312.668.9720 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com